[McCarter & English, LLP Letterhead]
Todd M. Poland

Partner
tpoland@mccarter.com











                                                              June 22, 2005







Lincoln Educational Services Corporation
200 Executive Drive
Suite 340
West Orange, NJ 07052

Re:      Lincoln Educational Services Corporation

Ladies and Gentlemen:

         We have acted as special New Jersey counsel to Lincoln Educational Services Corporation, a New Jersey corporation (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 with respect to the proposed future issuance by the Company of up to 2,087,835 shares of Common Stock, without par value, pursuant to the Lincoln Technical Institute Management Stock Option Plan (Effective January 1, 2002) (the "Stock Option Plan"), and up to 161,500 shares of Common Stock, without par value, pursuant to Stock Option and Consulting Agreement dated as of June 21, 1999 (the "Agreement") between the Company and Steven W. Hart. The shares of Common Stock, without par value, to be issued pursuant to the Stock Option Plan and the Agreement are herein called the "Securities."

         For the purpose of expressing the following opinions, we have examined Company's Registration Statement on Form S-8, the Stock Option Plan, the Agreement, the corporate actions of the Company taken in connection with this matter (including an Officer's Certificate made by Scott M. Shaw, Senior Vice President of the Company relating to approval of the Stock Option Plan by the shareholders of the Company) and the Certificate of Incorporation and By-Laws of the Company. We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, and other evidence as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed.

         Based upon the foregoing, it is our opinion that when the Securities have been issued and sold by the Company against payment therefore pursuant to the terms of the Stock Option Plan or the Agreement, as the case may be, they will be legally issued, fully paid and nonassessable.

Lincoln Educational Services
June 22, 2005
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,

                                              /s/ McCarter & English, LLP
                                              -------------------------------
                                              McCarter & English, LLP

TMP/dvh